SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$202,776	$248,490
Restricted cash equivalents	—	—
Accounts receivable, net of allowances of $3,378 and $2,254 as of June 30, 2026 and December 31, 2025, respectively	27,072	32,336
Contract assets and unbilled receivable, net	34,834	38,189
Other current assets	12,363	10,114
Total current assets	277,045	329,129
Restricted cash equivalents, non-current	676	676
Right-of-use assets	5,240	3,791
Property and equipment, net	2,498	2,928
Goodwill	122,277	122,277
Intangible assets, net	190,207	181,395
Deferred tax asset	28	29
Contract assets and unbilled receivable, non-current, net	48,073	29,906
Other non-current assets	21,843	18,042
Total assets	$667,887	$688,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,572	$10,562
Accrued liabilities	31,441	26,325
Operating lease liabilities	2,456	1,812
Finance lease liabilities	226	332
Income tax liability	3,828	2,662
Deferred revenue	23,738	24,042
Contingent acquisition liabilities	—	4,400
Other current liabilities	1,614	1,604
Total current liabilities	70,875	71,739
Operating lease liabilities, net of current portion	2,756	2,069
Deferred revenue, net of current portion	5,161	8,195
Contingent acquisition liabilities, net of current portion	83,637	129,227
Deferred tax liabilities	1,403	1,363
Income tax liability, net of current portion	2,177	2,254
Other non-current liabilities	11,448	9,540
Total liabilities	177,457	224,387
Commitments and contingencies

Stockholders’ equity:
Series A Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding, aggregate liquidation preference of $0 and $0 as of June 30, 2026 and December 31, 2025, respectively	—	—
Class A Common Stock, $0.0001 par value; 755,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 403,287,100 and 390,070,691 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	38	37
Class B Common Stock, $0.0001 par value; 44,000,000 shares authorized; 32,535,408 shares issued and outstanding as of June 30, 2026 and December 31, 2025	3	3
Additional paid-in capital	1,515,141	1,420,672
Accumulated deficit	(1,024,911)	(957,066)
Accumulated other comprehensive income	159	140
Total stockholders’ equity	490,430	463,786
Total liabilities and stockholders’ equity	$667,887	$688,173

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$61,897	$42,683	$106,092	$71,812
Operating expenses:
Cost of revenues	33,967	26,021	64,420	44,532
Sales and marketing	16,635	15,837	35,850	27,844
Research and development	27,130	25,805	53,330	50,561
General and administrative	25,989	18,230	51,665	36,637
Change in fair value of contingent acquisition liabilities	(3,697)	31,359	(43,089)	(144,741)
Amortization of intangible assets	5,171	3,482	9,885	6,933
Total operating expenses	105,195	120,734	172,061	21,766
Income (loss) from operations	(43,298)	(78,051)	(65,969)	50,046

Other income, net:
Interest expense	(61)	(169)	(132)	(404)
Other income, net	2,724	4,752	1,236	7,641
Total other income, net	2,663	4,583	1,104	7,237
Income (loss) before provision for income taxes	(40,635)	(73,468)	(64,865)	57,283
Provision for income taxes	2,182	1,256	2,980	2,075
Net income (loss)	$(42,817)	$(74,724)	$(67,845)	$55,208
Earnings attributable to participating Class A Common Shares	—	—	—	(297)
Net income (loss) attributable to SoundHound common shareholders	$(42,817)	$(74,724)	$(67,845)	$54,911

Other comprehensive income:
Unrealized gains on investments	(1)	(33)	19	(27)
Comprehensive income (loss)	$(42,818)	$(74,757)	$(67,826)	$54,884

Net income (loss) per share:
Basic	$(0.10)	$(0.19)	$(0.16)	$0.14
Diluted	$(0.10)	$(0.19)	$(0.21)	$0.13

Weighted-average common shares outstanding:
Basic	430,521,776	400,124,499	426,022,299	397,026,119
Diluted	438,648,450	402,043,468	434,240,315	414,145,877

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows used in operating activities:
Net income (loss)	$(67,845)	$55,208
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	21,071	15,529
Stock-based compensation	39,168	41,250
Loss on disposal of property and equipment	—	42
Non-cash lease amortization	1,658	1,388
Amortization of capitalized commissions	999	—
Bad debt expenses	3,478	—
Foreign currency gain/loss from remeasurement	529	(871)
Change in fair value of contingent acquisition liabilities	(43,089)	(144,741)
Change in fair value of derivative	2,630	(2,179)
Deferred income taxes	41	—
Other, net	179	1,997
Changes in operating assets and liabilities:
Accounts receivable, net	3,835	2,383
Other current assets	(3,297)	(2,696)
Contract assets	(16,942)	(6,314)
Other non-current assets	94	(1,846)
Accounts payable	(2,984)	4,567
Accrued liabilities	5,341	(6,210)
Contingent acquisition liabilities	(1,335)	—
Other current liabilities	(529)	(2,481)
Operating lease liabilities	(1,632)	(1,359)
Deferred revenue	(3,338)	(891)
Other non-current liabilities	1,999	3,542
Net cash used in operating activities	(59,969)	(43,682)

Cash flows used in investing activities:
Purchases of property and equipment	(822)	(354)
Capitalized software development costs	(5,404)	—
Payment related to asset acquisition	(26,501)	—
Net cash used in investing activities	(32,727)	(354)

Cash flows provided by (used in) financing activities:
Proceeds from sales of Class A common stock under the Second Equity Distribution Agreement	48,481	75,565
Proceeds from exercise of stock options and employee stock purchase plan	3,923	2,766
Proceeds from warrants exercised	—	13
Payment of financing costs associated with the Second Equity Distribution Agreement	(970)	(1,511)
Payment to settle contingent acquisition liabilities	(3,538)	(198)
Payment to settle deferred holdback liabilities	(1,000)	—
Payments on finance leases	(197)	(29)
Net cash provided by financing activities	46,699	76,606
Effects of exchange rate changes on cash	283	(210)
Net change in cash, cash equivalents, and restricted cash equivalents	(45,714)	32,360
Cash, cash equivalents, and restricted cash equivalents, beginning of period	249,166	198,916
Cash, cash equivalents, and restricted cash equivalents, end of period	$203,452	$231,276

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(In thousands)
(Unaudited)

Reconciliation to amounts on the condensed consolidated balance sheets:
Cash and cash equivalents	$202,776	$230,340
Non-current portion of restricted cash equivalents	676	936
Total cash, cash equivalents, and restricted cash equivalents shown in the condensed consolidated statements of cash flows	$203,452	$231,276

Supplemental disclosures of cash flow information:
Cash paid for interest	$28	$2
Cash paid for income taxes, net	$1,310	$1,905

Noncash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	$2,886	$—
Issuance of Class A Common Stock to settle contingent acquisition liabilities	$2,028	$3,922
Fair value of deferred cash consideration under other acquisition	$1,519	$—
Deferred offering costs reclassified to additional paid-in capital	$49	$79
Stock-based compensation included in capitalized software development costs	$1,889	$—

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